UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2011

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________

NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 19, 2011, Employers Holdings, Inc. (the “Company”) announced that the Company and Martin J. Welch, the President and Chief Operating Officer of, among others, the insurance subsidiaries of the Company, have mutually agreed to the separation of Mr. Welch’s employment with the Company. Effective February 1, 2011, Mr. Welch will (i) cease his employment with the Company and its subsidiaries, and (ii) resign as a member of the Company’s Board of Directors and the Boards of Directors of all subsidiaries of the Company on which he serves. Mr. Welch’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company has negotiated a separation agreement with Mr. Welch that provides for severance pursuant to the terms of Mr. Welch’s existing employment agreement. Mr. Welch’s employment agreement is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2008.

Furnished as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

99.1           Employers Holdings, Inc. press release, dated January 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Ann W. Nelson
Name:	Ann W. Nelson
Title:	Executive Vice President, Corporate & Public Affairs

Dated:  January 19, 2011

Exhibit Index

Exhibit No.	Exhibit
99.1	Employers Holdings, Inc. press release, dated January 19, 2011.